Exhibit 99.3
DIODES INCORPORATED Q&A 1Q10 Earnings Call
QUESTION AND ANSWER
With that, I will open the floor to questions.
Operator
(Operator Instructions). Tristan Gerra with Robert Baird.
Tristan Gerra — Robert W. Baird & Co. — Analyst
Good afternoon. Could you give some specifics in terms of products helping mix in the quarter and how sustainable you believe that is?
Mark King — Diodes Incorporated — SVP, Sales and Marketing
Yes, I would say that I think it is relatively sustainable going into the third quarter. I mean going into the second quarter — excuse me — I think basically what we have started to do is limit our supply of our commodity devices and just moved up the food chain, moving into higher ASP or higher mix units, products within the different segments that we operate. But I think it is pretty broad-based.
I did mention that we had some improvements on our USB switch and some of those areas so that is kind of driving a better mix and some of our new products on MOSFETs are helping improve. But I think we focused on trying to limit the growth of our commodity space and trying to position products differently.
Tristan Gerra — Robert W. Baird & Co. — Analyst
Okay, and in case maybe I missed it, what was your total sell-ins of POP sequential change for worldwide distributor in the quarter?
Mark King — Diodes Incorporated — SVP, Sales and Marketing
I think, yes, I don’t have the actually percentage up. Asia was flat. Both North America and Europe, based on the numbers, were up. But POS exceeded the growth in POP significantly in the quarter.
Tristan Gerra — Robert W. Baird & Co. — Analyst
Okay, great, and then just a last quick one. How has been the main trends in China recently including at retail?
Mark King — Diodes Incorporated — SVP, Sales and Marketing
I don’t really follow the retail, but I think the demands in China actually looked good, pretty good going into the second quarter and through the year. I think everything looks relatively strong.
Tristan Gerra — Robert W. Baird & Co. — Analyst
Great. Thank you.

Keh-Shew Lu — Diodes Incorporated — President and CEO
If you consider the Chinese New Year and in 1Q actually is quite strong. In China, internal consumption during the Chinese New Year period.
Operator
Joe Whitten with Longbow Research.
Joe Whitten — Longbow Research — Analyst
Good afternoon. First off, congratulations, particularly on the gross margin numbers and those being kind of record highs. That is my first question, actually. I wanted to hit in on the gross margin. So guidance seems to imply flat margin sequentially. I’m just trying to reconcile that with Mark’s comments that maybe there’s some more high mix products coming out.
So I’m just curious. Are gross margins topping out around these levels or can you potentially go higher in the future on either the strong seasonal periods or in continued mix improvements?
Keh-Shew Lu — Diodes Incorporated — President and CEO
Hey Joe, you know our strategy always concentrates on that topline and bottom-line. We focus our strategy on profitable growth. We really concentrate more on the growth and that the gross profit follows to the topline and increase. And, therefore, we really don’t intentionally just try to improve gross margin.
Now due to the — all our operation is fully loaded, including in addition to our packaging facility is fully loaded have been that way for a while. Now our wafer fab — and both wafer fab from Kansas City and from [Zetex] acquisition, they are all fully loaded. Especially like Zetex wafer fab, we have a record output in March. And Kansas City, we actually at the beginning of the year there was a lot of snow storms and bad weather, so we’re originally thinking they are going to be bad. But, you know, then they catch it up in March.
And therefore, those in addition to the higher GPM region like US grow 28% and Europe grows 18%. Those high gross — those high GPM percent regions actually grow much faster. And so it gives us a surprise on the gross margin improvements, and we believe the wafer fab would continue loaded and we believe the product mix we’ve been doing should be continued.
That’s why we predicted, you know, it would be similar. Since you are asking are we going to be continuing gaining higher and higher, that really is not our focus. So we take opportunity to change in a product mix when opportunity is right. But we do not want to sacrifice the growth for that.
Joe Whitten — Longbow Research — Analyst
Got you and then just two quick follow-ups. I mean you said the wafer fabs, Dr. Lu, are fully utilized or were fully utilized. Is that the whole quarter or just kind of recently you are reaching those high utilization numbers?
And then, secondly, given your capital expenditure plans for the year, now that you have those positioned, how much more sales do you think the current footprint could support when you get through the current expansion plans for the year?
Keh-Shew Lu — Diodes Incorporated — President and CEO
Okay. You know, when I say now you remember I said, March, we had a record output for the Zetex wafer fab. Therefore, if we can continue that record output, our second quarter will be a little bit more than first quarter output. Okay? And Kansas City, remember, I said January, February, we had snowstorms, bad weather delayed our ramp up and then the March we have a very good output.

So if you look at all of those, yes, we still have some room for the wafer fab improvement. Then after that we don’t put a lot of capital in the wafer fab because for the Kansas City one we do use in our wafer fab to support foundry to help reduce the cost. Help loading the fab. But if it doesn’t run, that is not our focus. So we would just continue move from foundry business to support ourselves.
Joe Whitten — Longbow Research — Analyst
Is it possible to say what percentage of sales at each wafer fab just approximately is being used for internal consumption versus external wafer sales?
Keh-Shew Lu — Diodes Incorporated — President and CEO
I don’t think that we disclosed that number, but I can tell you Zetex 100% use for ourselves. Zetex fab we don’t do foundry.
Joe Whitten — Longbow Research — Analyst
Great. Thanks a lot and congratulations again.
Operator
Harsh Kumar with Morgan Keegan.
Harsh Kumar — Morgan Keegan — Analyst
Congratulations. Great quarter once again. Maybe a question perhaps for Dr. Lu or Mark.
Can you guys tell us where you are seeing the strongest — by end market, of course, and what end market are you seeing perhaps the strongest order activity going into the June quarter and maybe talk about the linearity of orders how they check out in the quarter so far?
Keh-Shew Lu — Diodes Incorporated — President and CEO
If you look at the second quarter, I’d think it looked like most end-equipment is all very strong. We do not really see up a particularly slow down in end-equipment and for example, LED — LCD LED TV from one of our major customers, so far they’re still focused very strong.
In notebook so far at least the customers and our customers so far did not give us any sign of softness or anything and then you’re talking about Deltacom.
This quarter, second quarter Deltacom for us from what we see is quite strong, even compared with 1Q. Deltacom is much stronger, like Set Top Box and all those and so we do not really see a much slower business.
Now for Europe, I really don’t know what would be happening. So whatever my comment is more in the Asia market.
Mark King — Diodes Incorporated — SVP, Sales and Marketing
If I can cut in, you can see that by the numbers in North America and Europe that, obviously, the resurgence of the industrial and communications markets are back and so there’s really been kind of an all boats rising. So the demand looks pretty strong against all segments.
In Europe, in some of our direct accounts, we are seeing a little softness in automotive and the end of last quarter. Don’t know how that will play out so much in the second quarter, but actually things continue to look pretty strong in all regions.

You’ll see our computer was down a little bit in the quarter and will remain down because that is a mix space thing. Motherboard at times drives some of our numbers and we are kind of a little bit of a de-emphasis in there because of product mix. So you’ll see some changes there.
But the consumer number remained very strong.
Harsh Kumar — Morgan Keegan — Analyst
Okay, that’s very helpful. Europe, I guess Europe is just going through some churning right now as we know today.
But guys, you hit operating margin, I think peak was about 16% on a non-GAAP basis. You are doing about 14 and half.
How much more of a run rate there is left? Is it fair to say you can go past the 16% peak pretty easily this time around?
Rick White — Diodes Incorporated — CFO
Are you talking about —?
Harsh Kumar — Morgan Keegan — Analyst
Operating margin. Sorry.
Rick White — Diodes Incorporated — CFO
So that’s GPM less SG&A?
Harsh Kumar — Morgan Keegan — Analyst
Yes.
Keh-Shew Lu — Diodes Incorporated — President and CEO
I think we will continue kind of holding our — in our SG&A flat and you know when we — when we get the more revenues. So eventually we will get to that but — .
Rick White — Diodes Incorporated — CFO
If you look at the model, what we’ve said is that can’t grow at the same rate as the revenue. And the SG&A will grow at about half that rate. So we would expect that the operating margins would go up somewhat over time. Not immediately.
Keh-Shew Lu — Diodes Incorporated — President and CEO
And if you go to look at our business model we actually — our model is 35% GPM, 20% R&D plus SG&A in the operation of cost expense. And get to 15% like operational margin. So we are not that far away from that. Our operational cost now is about 21%. So slightly higher.
Now if we continued growth then that percentage goes to our model, 20%.

Harsh Kumar — Morgan Keegan — Analyst
Got it. Fair enough. Very helpful. And if I can ask one more.
A couple of the companies are talking about supply constraints. I’m seeing — I’m asking in the products that you guys compete in, are you seeing supply constraints from your customer — from your, I apologize, your competitors? And maybe you could talk about pricing.
Mark King — Diodes Incorporated — SVP, Sales and Marketing
Yes absolutely we are seeing constraint. There are some products that are more constrained than others. There seems to be a lot of difficulty in the MOSFET arena.
I think what we’re seeing, some prices increase. We are not usually the lowest guy out there. So we are raising and looking at some of our commodity prices where we’ve seen some people that are a little bit more dramatic with their pricing. Their pricing might have generally been a lower than ours in the first place.
So there’s definitely some opportunity to increase price and there’s certainly opportunities to gain market share.
Harsh Kumar — Morgan Keegan — Analyst
Fair enough. Thanks, guys, and congratulations. I’ll get back in the queue. Thank you.
Operator
Stephen Chin with UBS.
Stephen Chin — UBS — Analyst
Thank you and, also, congratulations on the record results.
First question, I just wanted to drill down a little bit more on performance in the North American and European markets. I guess just looking at the sales performance and also the gross margin performance, can we — is it safe to assume that some of the outperformance in the North American and Europe group was due to demand for some of your higher margin, maybe higher TV parts such as analog or Zetex or some ASMCC products? Or —.
Mark King — Diodes Incorporated — SVP, Sales and Marketing
Yes, we generally are a very positive mix focused in North America and Europe. We sell a much better mix in these two territories. We generally let our commodities get sold in Asia. So when the boats rise and when the sales go up in North America and Europe, it should be a very positive sign for our margin mix.
We keep our commodity product at a set price and we generally allow the competitors to come back up to us when the market condition gets better. So yes, our mix is much — we have a superior mix in North America and Europe.
Stephen Chin — UBS — Analyst
Okay.

Keh-Shew Lu — Diodes Incorporated — President and CEO
Yes, you know we put the priority to support US and Europe. And let the commodity constraint, the commodity product in Asia. Therefore, when this kind of shortages situation happen, it is a great opportunity for us to gain a market share in the US Europe area because that is the one that gives us a much better GPM percent. And constraint the commodity area, especially in Asia.
So if you look at through our speech you can see we do not really grow that much in Asia. And with that output to support US and Europe such that, it gives us surprise on the GPM percent.
Stephen Chin — UBS — Analyst
One more for Mark. Mark, you mentioned some additional traction by your package products earlier. Is that a new trend that is emerging in your business where of those multifunction package parts are now?
Mark King — Diodes Incorporated — SVP, Sales and Marketing
We are seeing a lot of interest in consolidation. You know when units get tight, people want to see us make it more simple too. We are seeing just more and more interest due to size constraints and complexity of boards to combine more units into one.
And it just seems over the last two or three quarters, that the quantities of inquiries and the active projects continue to grow and we should see some positive results in that in the quarters to come.
Stephen Chin — UBS — Analyst
Okay. Great. And my last question is for Rick. Rick, just given some of the fluctuations in the foreign exchange market and potential for Chinese Yuan revaluations, what kind of potential impact did that have on your business?
Rick White — Diodes Incorporated — CFO
Well, we have looked at — specifically if you look at the European currencies, they are weakening versus the dollar. And we’ve — we basically don’t think it is going to have a lot of impact on the bottom line. We have Euro-based and Pound-based revenue, but we also have a Euro-based and Pound-based cost. And so those are basically a wash. Kind of the same thing in China.
Stephen Chin — UBS — Analyst
Okay. Great. Thank you.
Operator
Ramesh Misra with Brigantine Advisors.
Ramesh Misra — Brigantine Advisors — Analyst
Good afternoon. First question, just a clarification, Mark. I missed end market numbers. Can I request that you repeat those please?
Mark King — Diodes Incorporated — SVP, Sales and Marketing
Let me find them. Okay, I got my papers all mixed up.

Keh-Shew Lu — Diodes Incorporated — President and CEO
While he’s looking why don’t you ask the second question?
Ramesh Misra — Brigantine Advisors — Analyst
Okay. My second question is your Shanghai facility basically running fully utilized at this point. And it still takes some time to ramp up capacity over there. Where does your Q2 revenue growth come from? Is it mix-driven or is it — is that CapEx actually beginning to have an impact already?
Keh-Shew Lu — Diodes Incorporated — President and CEO
I think if you remembered several conference calls we have been talking about we change from cash management strategy to profitable growth strategy several conference calls ago. And actually, we detect this kind of shortage much earlier to about September last year.
So we start to authorize the capital equipment in September last year and the equipment started to come in in 1Q and then continued since September last year. We continue to give the CapEx authorization. So actually we have all the capital equipment lined-up continue until August this year.
So whatever we plan to grow in 2010, each quarter, we had the capital equipment ordered and committed and delivered to us per the schedule.
So in the second quarter our output will be increased and that the revenue will be coming — majority coming from more output, more demand so we won’t be using this opportunity to gain the market share. So product mix, if it is there, we will take opportunity, but the growth is going to come in from the support.
Ramesh Misra — Brigantine Advisors — Analyst
Okay. Got it. And then on the front end, Dr. Lu, I remembered that your Kansas City facility has more room for — physical room for expansion. What is the situation over at your Oldham fab? Is there room for expansion over there as well?
Keh-Shew Lu — Diodes Incorporated — President and CEO
Well in this answer from the Kansas City, even with room, the way if we need more capacity I would just convert from 5 inch to 6 inch. Okay. I would not expand it by putting more 5 inch equipment. So anymore future expansion we just put some 6 inch equipment and convert 5 inch line gradually to the 6 inch.
And in the Oldham fab, you know you remember in November 2008 when economy is bad, we shut down the 4 inch line. If you remember that’s what action we took in. We took is to shut down the 4 inch line and so the space is still there. If needed we will authorize more 6 inch equipment and into that 4 inch clean room.
Ramesh Misra — Brigantine Advisors — Analyst
Okay.
(multiple speakers)
Keh-Shew Lu — Diodes Incorporated — President and CEO
Mark has that number for you.

Mark King — Diodes Incorporated — SVP, Sales and Marketing
Ramesh, 32% consumer, 28% computing, industrial 20, communications 17 and automotive 3.
Ramesh Misra — Brigantine Advisors — Analyst
Got it. Okay. In regards to — sorry, just getting my train of thought realigned again. In regards to your current CapEx plan, how much — what kind of a revenue run rate would that support on an annualized basis?
Keh-Shew Lu — Diodes Incorporated — President and CEO
We — you know.
Ramesh Misra — Brigantine Advisors — Analyst
I had to try.
Keh-Shew Lu — Diodes Incorporated — President and CEO
Our biggest model is 10 to 12% and that’s what we have been doing historically and our growth historically is 23 to 25% CAGR. Okay.
So this year in 1Q we actually authorized 18%. And so — but again, typically, we authorize more capital at the first half than at the second half. So this year we will expect if at the high end of that 10 to 12% — and don’t forget because last year we only authorized 6%. So we might if the business continues to improve, we might authorize above 12%.
Okay, completely depends on the business outlook. And so far I already authorize enough capital equipment to support for second quarter growth and third quarter growth. I am still watching it. If the fourth quarter they are flat then I probably don’t need to do anything, but if they are continue strong I might authorize more, but I have enough time, see.
So we just take action since the last of September to predict this kind of up and fortunately we have all the equipment line up and ready to deliver to us.
Ramesh Misra — Brigantine Advisors — Analyst
Okay. And just a very final quick one, if I may? In terms of lead times, can you give us at least a qualitative read on where lead times are and how they’ve been trending?
Mark King — Diodes Incorporated — SVP, Sales and Marketing
The lead times are longer now. We’ve kind of pushed again. If you look at the way we are trying to drive our mix, we are definitely pushing the lead times out on our commodity products. We are seeing industry leadt imes continue to grow.
We like to, in our Company, try to think lead times are a decision rather than a set term. So we are very focused on trying to accomplish what we’re trying to do. So we use our capacity to meet those goals.
So you’ll see some standard products’ lead times stretching, but I think we still have an opportunity to operate in pretty close to our normal zone.

Ramesh Misra — Brigantine Advisors — Analyst
Thanks, Mark. Very diplomatic answer, but I will take it. Thank you.
Keh-Shew Lu — Diodes Incorporated — President and CEO
You know Mark.
Operator
Steve Smigie with Raymond James.
Steve Smigie — Raymond James & Associates — Analyst
Great, thank you. And I will add my congratulations on this and nice numbers there. Since we were on capacity, I will just throw another question in there. You guys had some issues a number of quarters ago where you didn’t have enough people. It seemed like that got fixed.
Do we also have a benefit in terms of possible output going forward as now we are several quarters down the road? Those guys were better or people are better trained. Will there be better efficiencies coming and therefore output potential is better just because the people are better trained at this point?
Keh-Shew Lu — Diodes Incorporated — President and CEO
You have a good memory. That’s good. Because yes. We do start the benefits for our operators are getting more mature.
Okay. You know during last year we — our output capacity was constrained by the — manpower constrained. Not equipment capacity limited. And so we hired the people and it takes two to three months to be able to put them back to production line. And then you take a while for them to be very productive.
And fortunately, I think those kind of problems are behind us now because we continue hiring people and continue training the people, continue, put it into the production line. And unfortunately is, we do increase the capital — CapEx, increase the equipment therefore we continue need to hire more people to put in the line.
Well, our people now is really the record worker in China now.
Steve Smigie — Raymond James & Associates — Analyst
All right. And Dr. Lu, you were one of the first to take capacity off, one of the first to add it back. So my next question is, you are increasing spending here, but it seems like the lead times have gone out on the ability to get new equipment. It seems like you already got everything you need in place through Q3 in terms of what you maybe have placed in the past.
So if you needed extra capacity for Q4, I mean do you have to sort of start ordering now or how is that working? Does your equipment not have lead times and the other equipment does?
Keh-Shew Lu — Diodes Incorporated — President and CEO
I just authorized another chunk of equipment, okay, out and tried to participate. Maybe needed for 4Q. Now I gamble with that because if 4Q turns out to be cyclical, if you remember our cycle typically 4Q is flat from 3Q cyclically.

And so if that is the case, our equipment might be just excess capacity for us for the future growth. But if, you know, fortunately, the fourth quarter starts to continue to grow then we will be able to take that capability to gain the market share. Therefore I am a little bit bullish so we start authorizing equipment for the fourth quarter growth.
But up to the third quarter, we have all the equipment committed to us.
Steve Smigie — Raymond James & Associates — Analyst
Right. That should be a good gamble. Like you said all you have to do is capture more market share.
So my other question, well, I had two more actually. One was just on the fabs. What end markets are you primarily gaining traction in there? Was it computing and TVs or is there other stuff?
Keh-Shew Lu — Diodes Incorporated — President and CEO
I think — you know, I mentioned to you in Asia almost all the segments are going up quite strong. We’re gaining market share from, like I mentioned, LCD LED TV and set-top box and cell phone.
Now we do intentionally in a constraint of commodity products in the motherboard area. You know motherboard typically is very commodity type of product and so we constrained that area. So we might lose the market share in that area. In the US and Europe since that growth is industrial and, you know, all this.
So I think I won’t just say some (inaudible) and equipment. We control our growth actually. Okay.
In the area we have a much better product portfolio and that’s the one we want to grow and we would put more capacity in that area for the commodity which we know the growth margin is not as good. And we just convert capacity to outside that area to support the other area. So you look at — for us all the end-equipment is running. But for Diodes alone, we selected to grow one area instead of the other one.
Steve Smigie — Raymond James & Associates — Analyst
Okay. And the last question just if I ever thought I just — on the TVs it got beat down pretty bad as we went into the downturn. It seemed like it came back fairly strongly and has continued to be, I think, fairly healthy over the last several quarters.
Any feeling that maybe that is getting overheated? Too many TVs have been sold out there, too much penetration, or is it in China, for example, such a growth market you have multiple TVs for people or could can ship into business in addition to individuals? Just any sense on the TV market actually. Because it seems like it has been going strong for some time now.
Keh-Shew Lu — Diodes Incorporated — President and CEO
It’s going strong and it is actually getting stronger. And it’s very surprised and for a lot of people too. How can they continue strong?
One thing I want to point out is the China economic is quite heated up. They are able to compete — accomplish 8% GDP and now they are talking about 9 or 10% GDP this year. So they continue very strong.
Now you are going to say, well, how do people have the money to buy. Very surprised is because they were shortage in that area because the government started to do the minimum wage. It was surprised the salary increase in the China area is getting stronger and higher and higher. People are actually getting richer and richer especially the — we call in the middle, middle level of the people. Our engineers and all engineer managers, they all get quite good a raise.
And so and the general market is very hot so they don’t have the unemployment rate like what we have in the US and so people have the money to buy. They get — they spend the money.

Steve Smigie — Raymond James & Associates — Analyst
Great. Thanks very much.
Operator
Kevin Cassidy with Thomas Weisel.
Kevin Cassidy — Thomas Weisel Partners — Analyst
Kevin Cassidy here from Thomas Weisel. We were just wondering, you had mentioned about in the inventory that raw materials increased. Has there been a cost increase in any of your raw materials?
Keh-Shew Lu — Diodes Incorporated — President and CEO
Well, if you see the cost like, for example, the gold wire. You know gold had been increased, but fortunately we started to take action to convert some of the gold product to the copper product. Now some raw materials increased, yes, but because of the shortage, but we kind of take action.
That is why we’rebase part increase and you know like we know they are going to have wafer shortage. We order wafers ahead of time. Now we have — we have enough back up wafers so we can continue our growth.
So to answer your question, yes, we see some building material increase, but by changing the product mix you can see we actually can improve our GPM percent.
Kevin Cassidy — Thomas Weisel Partners — Analyst
I see so you haven’t had the issue of trying to pass along any cost increase?
Mark King — Diodes Incorporated — SVP, Sales and Marketing
Yes, clearly, we are trying to pass along some price increases on our lower value devices, okay, where there’s not as much room. But what we’re really trying to do is sell different products where those impacts would be — almost no impact on them. (multiple speakers)
Keh-Shew Lu — Diodes Incorporated — President and CEO
We changed the product mix.
Kevin Cassidy — Thomas Weisel Partners — Analyst
I see, okay.
Keh-Shew Lu — Diodes Incorporated — President and CEO
Contraint our commodity product and try to focus more on the high GPM type of the product.

Kevin Cassidy — Thomas Weisel Partners — Analyst
Okay and do you think that because you are coming in and helping the customers out on these higher GPM products that you’ll be able to keep that in, I guess, if this market slows down?
Keh-Shew Lu — Diodes Incorporated — President and CEO
I hope so.
Kevin Cassidy — Thomas Weisel Partners — Analyst
Yes. Great, thanks for taking my questions.
Operator
Brian Piccioni with BMO Capital Markets.
Brian Piccioni — BMO Capital Markets — Analyst
Yes, congratulations as well. Most of my questions as you can imagine have been asked and answered. You know, it’s a minor detail to your business but many other companies that are serving the automotive space have noticed a sharp rebound. And I understand that, of course, in your business it’s still a very small component of revenues. Any sense what is going on there?
Mark King — Diodes Incorporated — SVP, Sales and Marketing
I think it is just customer mix on those. I think we know in our business I think there was just a couple of key designs we had may not have been running last quarter and so far. And I think that is why we have a drop. And that was specifically on our OEM side.
So I don’t think there’s anything, any big change or says that we’re missing anything. When you have got a small number, a small percentage of your sales in one area, then if one of your customers isn’t clicking on one of their projects, it can change your mix.
Brian Piccioni — BMO Capital Markets — Analyst
Right. And you know, this might sound like sort of a negative question but it is not intended to be. Many companies seem to be claiming growth in market share these days, and you know, you would obviously have better visibility and especially with your acquisition of Zetex and the cross-selling opportunities because it is characteristically different.
What does the competitive environment look like right now for you guys?
Mark King — Diodes Incorporated — SVP, Sales and Marketing
I mean, I think there’s always a competitiveness for sockets. I think right now, I think the competitive — there’s really not a significant price-competitive market because people are constrained and everybody in these better times has a little bit more patience with price.
But I mean, clearly, we all have the same objectives that are two and three years long. So we all have the same customers and so forth.
So I think that it’s a very competitive market. I think we are positioned with a lot of product and a lot of segments and a lot of good product that will offer very significant opportunities to our customer base. So I think we are positioned competitively in all of our segments.

Keh-Shew Lu — Diodes Incorporated — President and CEO
And the evidence of that is we are now in the record revenue in 1Q. And if you look at our guidance, we are going to continue setting the new revenue record. And so if you look at our competitors, I don’t think any probably — I don’t see that many companies, our competitors claimed that they have already setting a new revenue record.
And so I think we feel very good and we feel very comfortable on our market position. And we believe we are well positioned ourselves for continued gaining the market share. Continue setting the revenue record.
Brian Piccioni — BMO Capital Markets — Analyst
Okay, Great. keep up the good work.
Operator
And we have run out of time for questions today. I would now like to turn the call back over to Dr. Lu for any closing remarks.
Keh-Shew Lu — Diodes Incorporated — President and CEO
Thank you for your participation today and, Operator, you may now disconnect.